Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated effective as of November 14, 2014 (this “Agreement”), is between Lighting Science Group Corporation (the “Company”) and the holders of the Company’s securities identified on Schedule A attached hereto (each, including any Affiliate or Permitted Transferee thereof who is a subsequent holder of any Registrable Securities and who agrees in writing to be bound by the terms hereof, an “Investor” and collectively the “Investors”).

W I T N E S S E T H:

WHEREAS, each Investor has acquired shares of the Company’s Series J Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), and warrants (the “Warrants”) to purchase shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), pursuant to that certain Series J Subscription Agreement, dated November 14, 2014, by and between the Company and the Purchaser parties listed on the Schedule of Purchasers attached as Exhibit A thereto (the “Subscription Agreement”); and

WHEREAS, each Investor and the Company desires to enter into this Agreement to provide for certain rights relating to the registration of all shares of Common Stock issuable upon exercise or conversion of the Preferred Shares and the Warrants.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, that in no event shall any Holder be deemed an Affiliate of the Company.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Convertible Securities” means any evidences of indebtedness, including bonds and debentures, shares, including the Preferred Shares or any other shares of preferred stock, warrants, options or other securities that are convertible into or exchangeable or exercisable for Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

“Holder” or “Holders” means any of the Investors and/or any subsequent Permitted Transferee.

“Home Depot Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 14, 2011, by and between the Company and The Home Depot, Inc.

“Medley Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of February 19, 2014, by and between the Company, Medley Capital Corporation and Medley Opportunity Fund II LP.

“Pegasus” means Pegasus Capital Advisors, L.P.

“Pegasus Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated January 23, 2009, as further amended as of May 25, 2012, by and between the Company and Pegasus Partners IV, L.P.

“Person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

“Permitted Transferee” means any Person to whom the rights, duties and obligations of any current or subsequent Holder are assigned in compliance with Section 13 of this Agreement.

“Public Offering” means the sale of the Company’s Common Stock for cash to the public pursuant to an effective registration statement filed under the Securities Act.

“Qualified Public Offering” means any firmly committed underwritten Public Offering of the Company’s Common Stock on The NASDAQ Stock Market or the New York Stock Exchange, where (a) the gross proceeds received by the Company and any selling stockholders in the offering are no less than $100,000,000 and (b) the market capitalization of the Company immediately after consummation of such offering is no less than $500,000,000.

“Registrable Securities” with respect to any Holder means (i) all of the shares of Common Stock owned or held as of the date of this Agreement by such Holder or acquired at any time hereafter if at such time such Holder holds Registrable Securities, including in each case any shares of Common Stock issuable upon the conversion or exercise of the Preferred Shares or Warrants or any other Convertible Securities (provided that the underlying shares have vested), as applicable; (ii) any shares of Common Stock owned or held by, or issuable pursuant to the conversion, exchange or exercise of any Preferred Shares, Warrants or other Convertible Securities (provided that the underlying shares have vested) to, a Permitted Transferee; and (iii) any shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the Registrable Securities described in (i) and (ii) above; provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged pursuant to such registration statement; (b) such securities shall have been otherwise transferred (other than to an Affiliate of such Holder), new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) the date upon which such securities are sold under Rule 144 (or any successor provision) or (e) such securities shall become “Registrable Securities” (or are treated as such) under the Tri-Party Registration Rights Agreement, the Pegasus Registration Rights Agreement or any other registration rights agreement entered into after the date hereof.

“Riverwood” means RW LSG Holdings LLC.

“Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

“Serengeti” means Serengeti Asset Management LP and its Affiliates, including the Investors hereunder that are Affiliates of Serengeti Asset Management LP.

“Tri-Party Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of September 25, 2012, by and among the Company, RW LSG Holdings LLC, RW LSG Management Holdings LLC, Cleantech Europe II (A) LP, Cleantech Europe II (B) LP and Portman Limited, as amended.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

Section 2. Demand Registration.

(a) Request for Demand Registration. At any time and from time to time after the exercise of demand registration rights granted by the Company pursuant to the Pegasus Registration Rights Agreement or the Tri-Party Registration Rights Agreement or, subject to any applicable lock-up period provided herein, any time after the Company files a registration statement with respect to a Public Offering (other than a registration statement: (i) on Form S-4 or S-8 or any successor form filed under the Securities Act; (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iv) for an offering of debt that is convertible into equity securities of the Company; (v) for a dividend reinvestment plan; or (vi) on any other form not available for registering the Registrable Securities for sale to the public), Holders of a majority-in-interest (the “Majority-In-Interest”) of the Registrable Securities (determined on a fully diluted basis) held by all Holders other than Holders that are Affiliates of Pegasus or Riverwood (the “Demand Holders”) may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) and plan of distribution thereof. Upon the Company’s receipt of the written request for a Demand Registration, the Company shall promptly notify all other Holders of Registrable Securities of such demand for a Demand Registration, and each such Holder that wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder including Registrable Securities in such registration, a “Selling Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the Holder of the notice from the Company. Upon any such request, the Selling Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2(g) and the provisos set forth in the first sentence of Section 2(b).

(b) Form of Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2(a), prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) and plan of distribution thereof; provided, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, in each case if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time; provided, further, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder. In addition, the Company may elect to register for resale shares of Common Stock held by other security holders of the Company, so long as (i) the Registrable Securities of the Selling Demand Holders to be registered will not be reduced thereby; (ii) if such registration is an underwritten offering, such other security holders agree in writing to sell the Common Stock on the same terms and conditions as apply to the Registrable Securities being sold by the Holders, (iii) if such registration is an underwritten offering, any Common Stock held by other security holders of the Company to be registered for resale and/or resold will not, in the opinion of the managing Underwriter(s) adversely affect the proposed offering price, the timing, the distribution method, or the probability of success of such offering of the Registrable Securities being sold; and (iv) the Company will be responsible for any and all costs (including reasonable attorneys’ fees) incurred by the Selling Demand Holders arising out of the registration of such other security holder’s Common Stock. The Majority-in-Interest shall be entitled to select counsel for the Selling Demand Holders, whose expenses shall be borne by the Company.

(c) Effecting the Registration Statement. The Company shall use reasonable best efforts to cause the registration statement filed pursuant to this Section 2 to become effective as soon as possible following the filing thereof, and shall use reasonable best efforts to keep such registration statement in effect and maintain compliance with all securities laws until the end of the Registration Period (as defined below). A registration will not count as a Demand Registration for purposes of Section 2(d) until the registration statement filed with the Commission with respect to such Demand Registration registering all of the Registrable Securities specified in the notice received pursuant to Section 2(a), determined on the basis described in Sections 2(a) and 2(b), has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, that if, after such registration statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the registration statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until: (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a Majority-In-Interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a registration statement that has been filed is counted as a Demand Registration or is terminated.

(d) Number of Demands. Subject to Section 2(g), the Company shall only be obligated under this Section 2 to effect an aggregate of three (3) Demand Registrations for any and all Holders, unless the Company breaches its obligations under Section 2(b), or Section 5.

(e) Delay due to Underwritten Offering. If, following receipt of a demand for a Demand Registration pursuant to Section 2(a), the Company has already begun registering securities (with respect to a primary or secondary offering) pursuant to an underwritten public offering (an “Existing Offering”) and in the good faith judgment of the managing Underwriter of the Existing Offering, the registration of the Registrable Securities pursuant to such demand or the resale of the Registrable Securities pursuant thereto would interfere with the Underwriter’s successful marketing of the Existing Offering, the Company may, by giving prompt written notice to the Holders making such demand, delay the registration of the Registrable Securities pursuant to such demand or any resale of such Registrable Securities for the minimum period necessary to not interfere with such Existing Offering, but in no event more than 90 days; provided, that the Company may not deliver any such notice more than once in any 365-day period. Notwithstanding the foregoing, the Holders shall have Piggyback Registration rights under Section 3 with respect to the Existing Offering.

(f) Underwritten Offering. If any registration under Section 2 of this Agreement is an underwritten offering, the Underwriter(s) that will administer the offering shall be selected by the Company, subject to the prior written consent of the Holders of a majority-in-interest of the Registrable Securities proposed to be sold by the Selling Demanding Holders (the “Majority Selling Demanding Holders”), such consent not to be unreasonably withheld.

(g) Withdrawal. If the Majority Selling Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering such Majority Selling Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the registration statement filed with the Commission with respect to such Demand Registration. If the Majority Selling Demanding Holders withdraw from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2(d).

Section 3. Piggyback Registration.

(a) If at any time, the Company proposes to file a registration statement with respect to a Public Offering (other than a registration statement: (i) on Form S-4 or S-8 or any successor form filed under the Securities Act; (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iv) for an offering of debt that is convertible into equity securities of the Company; (v) for a dividend reinvestment plan; or (vi) on any other form not available for registering the Registrable Securities for sale to the public), the Company shall promptly provide each Holder with written notice (which notice shall be given not less than fifteen (15) business days prior to the effective date of such registration statement) of such registration (a “Piggyback Registration”), which notice shall offer such Holder the opportunity to register such amount of Registrable Securities as it shall request. Each Holder of Registrable Securities shall have ten (10) business days from the date of receipt of the Company’s notice to deliver to the Company a written request for inclusion of such Holder’s Registrable Securities, specifying the number of such Registrable Securities to be included in the registration. Any Holder shall have the right to withdraw such Holder’s request for inclusion at any time by sending a written withdrawal notice to the Company. The Company shall include in such registration all the Registrable Securities requested to be included by any Holder in accordance with this Section 3(a).

(b) If the Company intends for the Common Stock being registered pursuant to any Piggyback Registration to be distributed pursuant to an underwriting (an “Underwritten Piggyback Registration”), the notice provided by the Company to each Holder pursuant to Section 3 shall state that such registration will be underwritten. In connection with an Underwritten Piggyback Registration, the Board of Directors of the Company shall select the Underwriter.

(c) Notwithstanding anything to the contrary in this Section 3, the right of any Holder to participate in an Underwritten Piggyback Registration shall be conditioned upon such Holder agreeing to (i) sell all of its Registrable Securities included in such registration on the basis provided in any underwriting arrangements approved by the Company and (ii) complete and execute all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

(d) If in connection with any Underwritten Piggyback Registration the Underwriter advises the Company that in its opinion the number of securities requested to be included in such registration exceeds the number that can reasonably be sold in such offering, then the Company shall include in such registration: (i) first, all of the securities that the Company proposes to sell; (ii) second, all of the securities requested to be included therein by any Persons exercising demand registration rights granted by the Company; (iii) third, all of the securities requested to be included therein pursuant to and in accordance with the Pegasus Registration Rights Agreement, the Tri-Party Registration Rights Agreement, the Home Depot Registration Rights Agreement and the Medley Registration Rights Agreement, (iv) fourth, on a pro-rata basis all of the Registrable Securities requested to be included therein by the Holders based upon the relative amount of Registrable Securities then held by such Holder (provided, that any such amount thereby allocated to any such Holder that exceeds such Holder’s request shall be reallocated among the remaining Holders in a like manner) and if there is any amount then remaining to be allocated, such amount shall be allocated on a pro rata basis based on the relative amount of Registrable Securities requested to be included and (v) fifth, the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements. If the number of Registrable Securities that any Holder requested be included in an Underwritten Piggyback Registration is to be reduced as a result of this Section 3(d), the Company shall promptly notify such Holder of any such reduction and the number of Registrable Securities of such Holder that will be included in such registration.

(e) If in connection with any Underwritten Piggyback Registration any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw from such underwriting by delivering written notice to the Company and the Underwriter at least three (3) business days prior to the effective date of the registration statement. Any Registrable Securities withdrawn from such underwriting shall also be withdrawn from such registration.

(f) Nothing in this Agreement shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3 or to defer or withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

(g) The Company shall be entitled to suspend the rights of selling Holders under Section 3 to make sales pursuant to a registration statement otherwise required to be kept effective hereunder if the Company determines in good faith that there exists a material proposed event (including any proposed acquisition or disposition) that would be required to be disclosed in such registration statement and the disclosure of which would either have a material adverse effect on such proposed transaction or the Company.

Section 4. Registrations on Form S-3.

At any time and from time to time after the exercise of demand registration rights granted by the Company pursuant to the Pegasus Registration Rights Agreement or the Tri-Party Registration Rights Agreement or, subject to any applicable lock-up period provided herein, any time after the Company files a registration statement with respect to a Public Offering

(other than a registration statement: (i) on Form S-4 or S-8 or any successor form filed under the Securities Act; (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iv) for an offering of debt that is convertible into equity securities of the Company; (v) for a dividend reinvestment plan; or (vi) on any other form not available for registering the Registrable Securities for sale to the public), the Demand Holders may request in writing that the Company register (a “Form S-3 Registration”) the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”). Upon the Company’s receipt of a written request for a Form S-3 Registration, the Company shall promptly give written notice of the proposed registration to all other Holders of Registrable Securities, and, as soon as practicable thereafter, subject to the provisions of Section 3, effect the registration of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, or any other Holder or Holders that are joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration pursuant to this Section 4, (i) if Form S-3 is not available for such offering or (ii) if the Holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 4 shall not be counted as Demand Registrations effected pursuant to Section 2(d).

Section 5. Registration Procedures.

(a) In the case of each registration by the Company pursuant to this Agreement, the Company shall:

(i) Use reasonable best efforts to prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution contemplated in the registration statement has been completed;

(ii) Use reasonable best efforts to prepare and file with the Commission such amendments, supplements and post-effective amendments to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

(iii) Use reasonable best efforts to furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv) Use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(a)(iv); (B) subject itself to taxation but for this Section 5(a)(iv); or (C) consent to general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this Section 5(a)(iv);

(v) Use commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be required by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

(vi) Enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders of Registrable Securities included in such registration statement. No Holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such registration statement. Holders of Registrable Securities shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type;

(vii) Promptly, and in no event more than two (2) business days after such filing, notify the Holders of Registrable Securities included in such registration statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such registration statement becomes effective; (ii) when any post-effective amendment to such registration statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such registration statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders of Registrable Securities included in such registration statement any such supplement or amendment; except that before filing with the Commission a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holders of Registrable Securities included in such registration statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any registration statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object;

(viii) Use its reasonable best efforts to cause all such Registrable Securities covered by the registration statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed, and enter into such customary agreements, including a listing application; provided, that the applicable listing requirements are satisfied;

(ix) Make available for inspection during normal business hours by any Holder of Registrable Securities covered by such registration statement, any Underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, “Records”), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, the Company shall have no obligation to disclose any Records to the Inspectors in the event the Company determines that such disclosure is reasonably likely to have an adverse effect on the Company’s ability to assert the existence of an attorney-client privilege with respect thereto;

(x) If requested by the Holder, use commercially reasonable efforts to furnish to each Holder of Registrable Securities included in any registration statement a signed counterpart, addressed to such Holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each Holder of Registrable Securities included in such registration statement, at any time that such Holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the registration statement containing such prospectus has been declared effective and that no stop order is in effect; and

(xi) Otherwise use its commercially reasonable efforts to comply, and continue to comply during the period that such registration statement is effective under the Securities Act with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all Registrable Securities covered by such registration statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(b) Upon receipt of written notice from the Company that a registration statement or prospectus for a registration under this Agreement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, each Holder of Registrable Securities shall forthwith discontinue the disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus that corrects such untrue statement or discloses such material fact, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(c) In connection with any registration statement in which Holders are participating, each seller of Registrable Securities shall furnish to the Company in writing such information and affidavits with respect to itself and its proposed distribution of Registrable Securities as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

Section 6. Registration Expenses.

(a) Subject to Section 6(b), all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with federal and applicable state securities laws, printing expenses, escrow fees, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, Underwriters (excluding discounts and commissions) and other Persons, retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company.

(b) The fees and expenses of one legal counsel selected by the Holders of a majority-in-interest of the Registrable Securities included in a registration will be borne by the Company; provided, that such Holders shall not be entitled to select such legal counsel if all holders of securities registered in such registration are represented by counsel and the Company is paying the fees and expenses of such counsel. Any underwriting discounts or commissions incurred in connection with, and attributable to, the sale of Registrable Securities shall be borne by the Holders of such Registrable Securities.

Section 7. Indemnification.

(a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company agrees to indemnify and hold harmless (i) each seller of Registrable Securities and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such seller of Registrable Securities (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any seller of Registrable Securities or any controlling person, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, judgments, actions and reasonable expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any such party) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act (or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company shall not be liable in any such case insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any seller of Registrable Securities that is furnished in writing to the Company by such seller or any controlling person of such seller specifically for use in such registration statement or prospectus; provided, further, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, judgment, action or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, each seller of Registrable Securities thereunder agrees, severally and not jointly, to indemnify and hold harmless the Company, and its respective directors, officers, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such Person, each Underwriter and each Person, if any, who controls any Underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each other seller of Registrable Securities and each Person who controls any such other seller of Registrable Securities, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, judgments, actions and reasonable expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any such party) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act (or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission is made solely in reliance upon and in express conformity with information pertaining to such seller that is furnished in writing to the Company by such seller or any controlling person of such seller specifically for use in such registration statement or prospectus; provided, that (i) the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, judgment, action or expense if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld) and (ii) the maximum aggregate liability of such seller shall in no event exceed the net proceeds actually received by such seller upon sale of Registrable Securities.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to promptly notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded in writing that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the written consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity was sought hereunder by such indemnified party unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party. The indemnification procedures of Underwriters provided for in this Section 7 shall be on such other terms and conditions as are at the time customary and reasonably required by such Underwriter as provided in Section 7(c).

(d) If the indemnification provided for in Section 7(a) and Section 7(b) above is unavailable or insufficient to hold harmless an indemnified party under such sections in respect of any losses, claims, damages, liabilities, judgments, actions or expenses in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the Underwriters or the sellers of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments, actions or expenses as well as any other relevant equitable considerations, including, without limitation, the failure to give any notice under Section 7(c) above, provided, that in no event shall any contribution by any Holder hereunder exceed the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) from the sale of Registrable Securities in the offering actually received by such Holder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the Underwriter or the sellers of such Registrable Securities, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if all of the sellers of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments, actions or expenses in respect thereof, referred to in this Section 7(d), shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

Section 8. Rule 144. The Company agrees with the Holders that it shall timely file any and all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall make and keep public information available as those terms are understood and defined in Rule 144(c) under the Securities Act. Upon the written request of any Holder, the Company shall promptly furnish to such Holder a written statement by the Company as to its compliance with the reporting requirements set forth in this Section 8. The Company will, at the request of a Holder, upon receipt from such Holder of a certificate certifying (i) that such Holder has held its Registrable Securities for the applicable holding period under Rule 144 with respect to the Holder’s possession of such Registrable Securities, as in effect on the date of such certificate, (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company during any of the 90 preceding days, and (iii) as to other matters as may be required in accordance with Rule 144, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act. The Company acknowledges and agrees that the purpose of the requirements contained in this Section 8 are to enable the Holders to comply with the current public information requirement contained in paragraph (c) of Rule 144 of the Securities Act should the Holders ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any similar exemptive provision). The Company shall take such other measures, and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar provision hereafter in effect). The Company shall use commercially reasonable efforts to obtain eligibility to use Form S-3, and shall take such further action as the Holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

Section 9. Holdback Agreement. Each Holder agrees that in the event (a) the Company proposes to offer for sale to the public any of its equity securities, (b) such Holder is requested by an Underwriter engaged by the Company in connection with a firmly committed underwritten Public Offering to sign an agreement restricting the sale or other transfer of any Registrable Securities and (c) the following Persons (the “Restricted Sellers”) are restricted in the same manner and for the same duration: (i)(A) all of the Company’s Affiliates and executive officers and all of the members of the Board of Directors and (B) all of the securities that could be requested to be included in any registration pursuant to the Pegasus Registration Rights Agreement and the Tri-Party Registration Rights Agreement and (ii) if such Persons are selling stockholders in such offering, (A) all of the securities that could be requested to be included in any registration pursuant to Home Depot Registration Rights Agreement and the Medley Registration Rights Agreement and any successors, assigns and transferees thereof, then such Holder will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Registrable Securities or any other securities of the Company held by him, her or it during such period as is determined by the Underwriter(s), not to exceed, (x) in the case of the Company’s initial Qualified Public Offering, the seven (7) day period prior to and 180 days following the closing of the Company’s initial Qualified Public Offering and (y) in the case of any other underwritten Public Offering, the seven (7) day period prior to and 90 days following the closing of such Public Offering (each such period, the “Lock-Up Period”). Any such lock-up agreement shall be in writing and in form and substance reasonably satisfactory to such Underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Holder has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Registrable Securities or any other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period. Notwithstanding the foregoing, if any Restricted Seller is or becomes subject to a shorter Lock-Up Period under any lock-up agreement (including but not limited to as a result of any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the Underwriters) or otherwise subsequently becomes subject to terms different from those set forth in such lock-up agreement, then, if applicable, the Lock-Up Period shall be such shorter period and each Holder shall have to right, but not the obligation, to accept such differing terms and such Holder’s lock-up agreement shall be so amended.

Section 10. Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 12. Series J Purchaser Joinder. The Company and each Investor acknowledge and agree that subsequent to the date hereof additional Persons may purchase Preferred Shares and Warrants in accordance with the Series J Subscription Agreement. Any such additional Person shall become party to this Agreement by the execution and delivery of a joinder agreement substantially in the form attached hereto as Exhibit A by such Person and the Company, pursuant to which such additional Person agrees to be bound by the terms of this Agreement, and such additional Person shall thereafter be deemed to be an Investor for all purposes of this Agreement and shall have the rights and be subject to the obligations of an Investor hereunder, and such joinder shall occur automatically without any further action by any other party hereto.

Section 13. Transfer or Assignment of Registration Rights. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of any current or subsequent Holder of Registrable Securities hereunder may be freely assigned by such current or subsequent Holder of Registrable Securities in conjunction with and to the extent of any transfer by such current or subsequent Holder of Registrable Securities to any Person; provided, that none of the rights, duties or obligations of such current or subsequent Holder of Registrable Securities shall be assignable unless: (i) if such transferee is not an Affiliate of such Holder, the aggregate amount of Registrable Securities transferred to such transferee amounts to at least 10,000,000 shares of Common Stock (calculated on an as-converted or exercised basis with respect to any Preferred Shares, Warrants or other Convertible Securities (provided such shares have vested) and after giving effect to any reclassification, stock split, reverse stock split, stock dividend, subdivision, combination, consolidation, recapitalization or any similar proportionately applied change of outstanding shares of Common Stock after the date of this Agreement); and (ii) such transferee signs a joinder agreement to this Agreement in the form attached hereto as Exhibit A. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and the permitted assigns of any Holder or of any assignee of such Holder. Except as provided in the immediately preceding sentence or unless the Company gives its prior written consent, an assignment of the rights, interests or obligations hereunder shall be null and void ab initio.

Section 14. Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. Any inconsistent provisions in the documents governing the Preferred Shares or the Warrants relating to registration rights or lock up provisions shall be superseded by the provisions hereof to the extent required to make them not inconsistent. Except as expressly provided in this Agreement, none of the provisions of this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions thereof may not be given, unless the Company has obtained the written consent of Holders holding a majority of the Registrable Securities so affected by such amendment, modification, supplement, waiver or consent to departure; provided, that a waiver or consent to departure from the provisions of this Agreement that relates exclusively to the rights of the Holders whose Registrable Securities are being sold pursuant to a registration statement and that does not directly or indirectly adversely affect the rights of any other Holders may be given by the Holders holding a majority of the Registrable Securities being sold; provided, further, that for so long as Serengeti holds any Registrable Securities, no such amendment, modification, supplement, waiver or consent to departure shall be effective without the written consent of Serengeti. Notwithstanding the foregoing, no Holder’s rights under Section 7 may be adversely affected without the consent of such Holder.

Section 15. Notices. All notices, requests, demands, claims and other communications that are required or may be given pursuant to this Agreement must be in writing and delivered personally against written receipt, by facsimile, by email or by reputable domestic or international overnight courier to the parties at the following addresses (or to the attention of such other Person or at such other address as any party may provide to the other party by notice in accordance with this Section 15):

If to the Company, to it at:	Lighting Science Group Corporation
1227 South Patrick Drive
Building 2A
Satellite Beach, FL 32937
Attention: Chief Financial Officer
Telephone: (321) 779-5520
Facsimile: (321) 779-5521

with a copy to:	Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219
Attention: Ryan R. Cox
Telephone: (214) 651-5273
Facsimile: (214) 200-0534
Email: ryan.cox@haynesboone.com

If to an Investor, to it at:	The address of such investor as it appears on the Schedule of Purchasers of the Subscription Agreement.

Any such notice, request, demand, claim or other communication will be deemed to have been given (a) if personally delivered, when so delivered, (b) if sent by facsimile or email, upon transmission with electronic confirmation thereof or (c) if sent by reputable domestic or international overnight courier, when received.

Section 16. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by fax or email (in .pdf or .tif format) transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement. No party to this Agreement will raise the use of a fax or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

Section 17. Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, a Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

Section 18. Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 19. Interpretation. As used herein, the words “hereof”, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the word “Section” refers to a Section of this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Section 20. Termination of Rights. The provisions of this Agreement, except the provisions in Sections 6 and 7 of this Agreement, shall terminate upon the earlier of: (i) the first day that all Registrable Securities have been sold by all of the Holders; (ii) with regard to any specific Holder, the first day that such Holder no longer owns any Registrable Securities; and (iii) the tenth anniversary of the date of this Agreement; provided, that the indemnification and contribution rights and obligations hereunder shall not terminate and shall survive forever.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date and year first above written.

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Dennis McGill
Name:	Dennis McGill
Title:	Chief Financial Officer

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date and year first above written.

INVESTOR:

SERENGETI OPPORTUNITIES MM L.P.

By: Serengeti Asset Management LP, as the Investment Advisor

By:	/s/ Marc Baum
Name:	Marc Baum
Title:	Director

Signature Page to Registration Rights Agreement

INVESTOR:

SERENGETI LYCAON MM L.P.

By: Serengeti Asset Management LP, as the Investment Advisor

By:	/s/ Marc Baum
Name:	Marc Baum
Title:	Director

Signature Page to Registration Rights Agreement

SCHEDULE A

Schedule of Investors

Name of Investor	Number of Preferred Shares Purchased at Closing	Date of Closing
Serengeti Opportunities MM L.P.	3,000	November 14, 2014
Serengeti Lycaon MM L.P.	10,000	November 14, 2014

EXHIBIT A

FORM OF

JOINDER AGREEMENT

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Registration Rights Agreement (the “Agreement”), dated as of November 14, 2014, by and among Lighting Science Group Corporation (the “Company”) and the holders of the Company’s securities listed on Schedule A thereto, as amended from time to time, and for all purposes of the Agreement, the undersigned shall be included within the term “Investor” (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Address:

Facsimile No.:

This          day of         , 20    .

[INVESTOR]

Name:
Title:
Date: